FORM OF AMENDMENT
TO
DISTRIBUTION AGREEMENTS

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreements as of May 20, 2022 (the “Effective Date”):

Term
“Existing Agreements”	The Distribution Agreements between Quasar and the Trust, dated September 13, 2018 and March 31, 2020
“Quasar”	Quasar Distributors, LLC
“Trust”	Procure ETF Trust II

Except as amended hereby, all terms of the Existing Agreements remain in full force and effect.

This Amendment includes and amends Schedule A to the Distribution Agreement dated September 13, 2018.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

QUASAR DISTRIBUTORS, LLC		PROCURE ETF TRUST II

By:		By:

Name:	Mark Fairbanks	Name:	Robert Tull

Title:	Vice President	Title:	President

Schedule A

As of the Effective Date, the Existing Agreement dated September 13, 2018 is amended as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following new Schedule A:

LIST OF FUNDS

Procure Space ETF
Procure Disaster Recovery Strategy ETF